Exhibit 3(iii)
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
THE STANLEY WORKS
March 12, 2010
     The Stanley Works, a corporation organized and existing under the Connecticut Business Corporation Act, does hereby certify:
     1: The name of the corporation is The Stanley Works (the “Corporation”).
     2: The Restated Certificate of Incorporation is amended to change the name of the Corporation from “The Stanley Works” to “Stanley Black & Decker, Inc.” and to increase the number of authorized shares of common stock of the Corporation from 200,000,000 to 300,000,000, as set forth below:
     A. Section 1 is hereby amended by deleting the name “The Stanley Works” contained therein, and substituting, in lieu thereof, the name “Stanley Black & Decker, Inc.”
     B. Section 2 is hereby amended by deleting the phrase “Said Stanley Works shall be and remain a body politic and corporate by the name of The Stanley Works”, and substituting, in lieu thereof, the following:
     “Said corporation shall be and remain a body politic and corporate by the name of Stanley Black & Decker, Inc.”
     C. The first sentence of Section 3 is hereby deleted in its entirety and replaced with the following:
     “Section 3. The stock of said corporation shall consist of 310,000,000 shares, divided into 300,000,000 common shares of the par value of $2.50 per share and 10,000,000 preferred shares, without par value.”
3: The amendment was adopted on March 12,2010, and shall become effective at 5:00 p.m., Eastern Time, on the date of filing by the Secretary of the State.
     4: The amendment was duly approved by the shareholders in the manner required by sections 33-600 to 33-998 of the Connecticut General Statutes, inclusive, and by the Restated Certificate of Incorporation.
[Signature page follows]

     IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be duly executed as of the date first set forth above.

THE STANLEY WORKS
By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Vice President, General Counsel and Secretary

STATE OF CONNECTICUT	}	SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE
I hereby certify that this is a true copy of record in this Office in Testimony whereof, I have hereunto set my hand, and
affixed the Seal of said State, at Hartford,
this 12th day of march A.D. 2010

[ILLEGIBLE] SECRETARY OF THE STATE